CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 23, 2008, accompanying the financial statements of Insured Municipals Income Trust, Limited Maturity Series 88, Michigan Insured Municipals Income Trust, Series 177 and New York Insured Municipals Income Trust, Series 161 (included in Van Kampen Focus Portfolios, Municipal Series 428) as of March 31, 2008, and for each of the three year in the period then ended and the financial highlights for the period from April 3, 2003 (date of deposit) through March 31, 2004 and for each of the four years in the period ended March 31, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-103854) and Prospectus.

   We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
July 23, 2008